EXHIBIT 10.20.20



         Second Amendment to Intercreditor, Agency and Sharing Agreement
                               dated May 31, 1995
                among the Registrant, NBD Bank, Principal Mutual
                  Life Insurance Company and NBD Bank as Agent

































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                       SECOND AMENDMENT TO INTERCREDITOR,
                          AGENCY AND SHARING AGREEMENT


THIS AMENDMENT, dated as of May 31, 1995 (this "Amendment"), among Hurco Companies, Inc. (the "Company"), NBD Bank, a Michigan banking corporation ("NBD"), and Principal Mutual Life Insurance Company, an Iowa corporation ("PML" and, collectively with NBD, the "Lenders"), and NBD as Agent for the Lenders (in such capacity, the "Agent").

                                R E C I T A L S

     A. The parties hereto have entered into an Intercreditor, Agency and Sharing Agreement dated as of March 24, 1994 (as amended, the "Intercreditor Agreement"), which is in full force and effect.

     B. In connection with amending certain credit facilities described in the Intercreditor Agreement, including entering into a Second Amendment to Credit Agreement between the Company and NBD, a Third Amended and Restated NBD Term Note executed by Hurco in favor of NBD, and an Amendment to Amended and Restated Note Agreement between Hurco and PML (such amending documents and all related documents collectively referred to as the "Amending Documents"), the Company desires to amend the Intercreditor Agreement as herein provided, and the Lenders are willing to so amend the Intercreditor Agreement on the terms and conditions set forth herein.

                               A G R E E M E N T

Based upon these recitals, the parties agree as follows:

1. AMENDMENT. Upon the Company satisfying the conditions set forth in Section 3 (the date that this occurs being called the "effective date"), the Intercreditor Agreement shall be amended as follows:

2.
     (A) The definitions of "Automatic Termination Date", "Interim Exposure Percentage", and "Outstanding Facilities", and Subsection (a) of "Final Exposure Percentage", each in Section 4.1, are amended to read as follows:

               "'AUTOMATIC TERMINATION DATE' means May 1, 1996."

               "'FINAL  EXPOSURE   PERCENTAGE'   means,  for  each  Lender,  the
               percentage obtained as follows:

                    (a) a preliminary  exposure  percentage  shall be calculated for each Lender by dividing that Lender's portion of the principal amount of the Credit Obligations outstanding on the Termination Date by the total principal amount of the Credit Obligations outstanding on the Termination Date. For purposes of the above calculation, there shall be subtracted from the principal amount of the Credit Obligations:

                         (i) in the  case of PML,  any  payments  applied  by it
                    pursuant to Section 3.1 on make-whole premiums;

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                         (ii) in the case of NBD,  any amounts held by it in the
                    NBD Cash Collateral Account in respect of Letters of Credit (as defined in the New Facility), and the face amount of any outstanding Authorization Letters of Credit;

                         (iii) in the case of NBD, amounts that exceed the maximum limitations contained in Section 2.1(b) of the New Facility, PROVIDED, HOWEVER, that the full amount of Advances that were within the Borrowing Base when made shall be included in the calculation, irrespective of a subsequent decline in the Borrowing Base; and

                         (iv) in the case of NBD, amounts loaned by it following
                    receipt of written notice from the other Lender or the Company of, or otherwise becoming aware of, the existence of an Event of Default, except for Advances made during any period following such receipt for which the other Lender has delivered to NBD its waiver of this requirement that those Advances be subtracted in calculating NBD's Final Exposure Percentage (the Lender may withdraw its waiver as to any Advances not yet made by delivering written notice of its withdrawal to NBD)."

               "'INTERIM EXPOSURE PERCENTAGE' means, for NBD, the percentage obtained by dividing (a) the sum of the outstanding principal amount of the Amended Term Note, plus the face amount of the IRB L/C and the Authorization Letters of Credit, plus the lesser of
               (i) the aggregate amount of the Borrowing Base as of the last Borrowing Base Certificate, and (ii) the aggregate amount (not to exceed $27,000,000) of the New Facility Commitment plus the Amended European Facility, all as of the date of calculation, by
               (b) the sum of the amount calculated under subsection (a) above plus the outstanding principal amount of the Amended PML Notes as of the date of calculation. For PML, the term "Interim Exposure Percentage" means the percentage obtained by dividing the outstanding principal amount of the Amended PML Notes as of the date of calculation by the amount calculated under subsection (b) above."

               "'OUTSTANDING FACILITIES' means, collectively, the New Facility, the New Facility Note, the Authorization Letters of Credit, the Authorization Note, the NBD Term Loan Agreement as amended by the New Facility, the Amended Term Note, the Amended European
               Facility, the Reimbursement Agreement, the IRB L/C, the Hurco Guaranty, the Amended PML Note Agreement, the Amended PML Notes, and the Autocon Guaranties."

     (B) The following definitions of "Authorization Letters of Credit" and "Cash Collateral Account" added to Section 4.1 in appropriate alphabetical order, to read as follows:

               "'AUTHORIZATION LETTERS OF CREDIT' means the Authorization Letters of Credit as defined in the Credit Agreement and Amendment to Term Loan Agreement dated as of March 24, 1994, between NBD and the Company, as amended, which may be issued by NBD in a face amount not to exceed $2,000,000, which amount may not be increased without the prior written consent of PML."


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               "'CASH  COLLATERAL  ACCOUNT'  means the Cash  Collateral  Account referred to in Section 3.4(b)."

     (C) Section 3.2 is amended by redesignating subsections (b), (c), and (d) thereof as subsections (c), (d), and (e), respectively, and adding new subsection (b), to read as follows:

               "(b) Next, but only out of the proceeds of the Cash Collateral Account, to pay (i) interest and letter of credit commissions then owed to NBD under or with respect to Authorization Letters of Credit or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit,
               (ii) the principal balance then owed NBD under the Authorization Note or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit, and (iii) amounts to be deposited in the NBD Cash Collateral Account equal to the face amount of all undrawn Authorization Letters of Credit, any such deposit NOT being treated as a payment for purposes of the sharing obligations of the Lenders under this Agreement, PROVIDED, HOWEVER, that the sum of all amounts paid under subsections (ii) and (iii) above shall not exceed $2,000,000, and, PROVIDED, FURTHER, that no amounts shall be paid under this subsection (b) with respect to (A) any Authorization Letter of Credit issued with an expiry date beyond January 31, 1996, or whose expiry date is extended beyond January 31, 1996, without the other Lender's prior written consent, and (B) any Authorization Letter of Credit issued following NBD receiving written notice from the other Lender or the Company of, or otherwise becoming aware of, the existence of an Event of Default, except for Authorization Letters of Credit issued following such receipt for which the other Lender has delivered to NBD its waiver of this requirement that those Authorization Letters of Credit be excluded from coverage under this subsection
               (b) (the Lender may withdraw its waiver as to any Authorization Letters of Credit not yet made by delivering written notice of its withdrawal to NBD)."

     (D) Section 3.3(b) is amended to add the phrase "other than under Section 3.2(b)" to the second sentence, after the phrase "deposited in the NBD Cash Collateral Account", and by adding the following sentence after the second sentence:
               "To the extent that an Authorization Letter of Credit then outstanding shall not have been drawn upon at the date of its expiry, the amount not drawn upon which has been deposited in the NBD Cash Collateral Account under Section 3.2(b) shall be paid to the Agent for application under this Section 3.3(b) or otherwise shared in accordance with the Final Exposure Percentages of the Lenders."

     (E) Section 3.4(b) is amended by deleting the phrase "in accordance with their respective Final Exposure Percentages" and substituting therefor the phrase "in accordance with Section 3.2".





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2. CONSENT OF LENDERS. Each of the Lenders consents to the other Lender entering into each of the Amending Documents to which it is a party, contingent upon all of the Amending Documents being executed by each party thereto and becoming effective in accordance with their terms. Each of the Lenders and the Company agrees to take all actions necessary or appropriate to enter into or cause their respective affiliates to enter into the Amending Documents to which they are respectively a party.

3. AMENDMENT FEE. The Company shall pay to the Agent for the benefit of the Lenders an amendment fee of $25,000 concurrently with executing this Amendment, and $25,000 on August 1, 1995. The amendment fee will be paid by the Agent to each Lender within one Business Day of being received in the proportion of 72.1% to NBD, and 27.9% to PML.

4. MISCELLANEOUS. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement. Except as expressly amended hereby, the Intercreditor Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Lenders, the Agent, and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

6. EXPENSES. The Company agrees to pay and save the Agent and the Lenders harmless from liability for all costs and expenses of the Lenders and the Agent arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Agent and NBD, and Sidley & Austin, counsel to PML, in connection with preparing and reviewing this Amendment and any related agreements and documents.

7. GOVERNING LAW. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

                                         HURCO COMPANIES, INC.
                                         By:   /S/ROGER J. WOLF
                                               ------------------------
                                               Roger J. Wolf
                                         Its:  Senior Vice President and
                                                 Chief Financial Officer

      NBD BANK                           PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
  By:   /S/ANDREW P. ARTON               By:   /S/JON M. DAVIDSON
      ------------------------                 ------------------------
         Andrew P. Arton                 Its:  Assistant Director-
         Its: Second Vice President             Securities Investment
                                         And by: /S/NORA M. EVERETT
                                                 ------------------------
                                         Its:    Counsel